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                                                                     EXHIBIT 21


PARENTS AND SUBSIDIARIES

The Company and its subsidiaries* as of April 2, 2001 are as follows:

                                                        State (Country) of                 Percentage of Voting
Name of Company                                           Incorporation                      Securities Owned
---------------                                         ------------------                 --------------------

Kellwood Company                                        Delaware                                 Parent
American Recreation Products, Inc.                      Delaware                                   100%
Kellwood Asia Limited                                   Hong Kong                                  100%
Smart Shirts Limited                                    Hong Kong                                  100%
South Asia Garment Limited                              Hong Kong                                  100%
KWD Holdings, Inc.                                      Delaware                                   100%
Robert Scott & David Brooks
  Outlet Stores, Inc.                                   Delaware                                   100%
Tri-W Corporation                                       North Carolina                             100%
Halmode Apparel, Inc.                                   Delaware                                   100%
Koret of California, Inc.                               California                                 100%
Biflex International, Inc.                              New York                                   100%
Kellwood Financial Resources, Inc.                      Tennessee                                  100%
Kellwood Shared Services, Inc.                          Delaware                                   100%
Dorby Frocks, Ltd.                                      New York                                   100%
Group B Clothing Co., Inc.                              Delaware                                   100%

* Some of the above subsidiaries also have subsidiaries which are not listed because, in the aggregate, they are not considered to be significant.
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